CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 65 to the
Registration Statement on Form N-1A (the “Registration Statement”) of:

(i) our report dated November 14, 2013 , which appears in the Vanguard Fiduciary Trust
Company Short-Term Bond Trust Financial Statements as of September 30, 2013 relating to the financial statements and financial highlights, which is also included in this
Registration Statement;

(ii) our report dated November 14, 2014 , which appears in the Vanguard Fiduciary Trust
Company Short-Term Bond Trust Financial Statements as of September 30, 2014 relating to the financial statements and financial highlights, which is also included in this
Registration Statement;

(iii) our report dated November 14, 2013 , which appears in the Vanguard Fiduciary Trust
Company Intermediate-Term Bond Trust Financial Statements as of September 30, 2013
relating to the financial statements and financial highlights, which is also included in this
Registration Statement; and

(iv) our report dated November 14, 2014 , which appears in the Vanguard Fiduciary Trust
Company Intermediate-Term Bond Trust Financial Statements as of September 30, 2014
relating to the financial statements and financial highlights, which is also included in this
Registration Statement.

We also consent to the references to us under the headings “Financial Statements” and “Service Providers—
Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
Philadelphia, PA
March 31, 2015